FIRST AMENDMENT TO THE
SEKISUI HOUSE U.S., INC.
(formerly known as M.D.C. Holdings, Inc.)
LONG TERM INCENTIVE PLAN

This First Amendment (the “First Amendment”) amends the M.D.C. Holdings, Inc. Long Term Incentive Plan, approved January 30, 2025, with an Effective Date of January 1, 2025 (the “Plan”). All capitalized terms not defined herein shall have the meaning defined in the Plan.
RECITALS
M.D.C. Holdings, Inc. changed its legal name to Sekisui House U.S., Inc., on or about September 4, 2025.
Section 8(d) of the Plan permits the Plan to be amended as provided therein. The Company has determined that it is beneficial to amend the Plan to be effective for all Long Term Incentive Awards that are granted on or after January 1, 2026.
AMENDMENT
The Plan is hereby amended as follows:
1.The name of the Plan is the “Sekisui House U.S., Inc. Long Term Incentive Plan.”

2.All references to “M.D.C. Holdings, Inc.” in the Plan are hereby replaced with “Sekisui House U.S., Inc.”

3.Section 5(b) of the Plan document is hereby amended and fully replaced with the following:

(b) Plan Pool. During each Plan Year starting in or after 2025, the Board may grant Long Term Incentive Awards with an aggregate value up to or equal to ten percent (10%) of the Company’s prior year “GAAP pre-tax net income” (the “Annual Plan Pool”). For the Annual Plan Pool of Awards to be issued in 2026 and 2027, the Board may grant Long Term Incentive Awards with an aggregate value of more than ten percent (10%) of the Company’s prior year “GAAP pre-tax net income,” as such amounts are determined by the Board. The Board is not obligated to grant Long Term Incentive Awards totaling the Annual Plan Pool amount in any Plan Year.

4.Except as provided herein by this First Amendment, the terms of the Plan remain in full force and effect. This Amendment has no effect on any Long Term Incentive Awards granted before January 1, 2026.

CONFIRMATION: This First Amendment has been adopted to be effective as of January 1, 2026.
Sekisui House U.S., Inc.
By:    ____________________
Robert Martin
    Chief Financial Officer